Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of March 9, 2026 (the “Effective Date”) by and among Korro Bio, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on the signature pages hereto, severally and not jointly (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, an aggregate amount equal to $84,996,839.2 of shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and, if applicable, pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”, and the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares” and such Pre-Funded Warrant Shares together with the Common Shares, the “Shares”); and

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act and not in reliance upon any of the safe harbors set forth in Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.
Authorization of Securities.
1.01
The Company has authorized the sale and issuance of the Common Shares and Pre-Funded Warrants and the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants on the terms and subject to the conditions set forth in this Agreement and the Pre-Funded Warrant, as applicable. The Common Shares and Pre-Funded Warrants sold hereunder at the Closing (as defined below) shall be referred to as the “Securities”.
Section 2.
Sale and Purchase of the Securities.
2.01
Upon the terms and subject to the conditions herein contained, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing to take place remotely, subject to the satisfaction or waiver of the closing conditions set forth in Section 6, via electronic exchange of executed documents (the “Closing” and the date of the Closing, the “Closing Date”) to occur on the first Business Day following the date of this Agreement or at such other date or place as shall be determined by written agreement between the Purchasers and the Company, that number of Securities (the “Closing Securities”) set forth opposite such Purchaser’s name on the Schedule of Purchasers for the aggregate Purchase Price set forth under the heading “Subscription Amount” (subject to adjustment for any stock split, reverse stock split or similar recapitalization transaction effected after the Effective Date and prior to the Closing).
2.02
At or prior to the Closing, each Purchaser will pay the subscription amount set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Subscription Amount”) by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least two Business Days prior to the Closing (the “Wire Instructions Notice”). On the Closing Date, the Company will deliver, against payment by each Purchaser of its Subscription Amount, the Closing Securities, which if Common Shares, shall be in book-entry form, and if Pre-Funded Warrants, deliver to such Purchaser, the Pre-Funded Warrant exercisable for a number of shares of Warrant Shares as set forth in the Schedule of Purchasers registered in the name of the Purchaser (or its nominee as instructed by the Purchaser) free and clear of any liens or other restrictions (other than those arising under applicable securities laws) in the name of such Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) on the Company’s share register, and shall provide evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser. Notwithstanding anything to the contrary in this Agreement, (i) each Purchaser acknowledges that, as may be agreed among the Company and one or more Purchasers, such Purchasers may not be required to fund their respective Subscription Amounts until such Purchasers receive evidence of the issuance of the Closing Securities on and as of the Closing Date in book-entry form registered in the name of the Purchaser (or its nominee as instructed by the Purchaser) and (ii) the Schedule of Purchasers may be amended by the Company and the affected Purchaser up to three (3) Business Days prior to the Closing, without the consent of the other parties hereto, to reflect the actual number of Securities purchased by each Purchaser at the Closing, provided that the Company shall provide to Purchasers such updated Schedule of Purchasers prior to the Closing Date.
Section 3.
Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:
3.01
Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
3.02
Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.03
Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who is entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.
3.04
Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state or other securities laws of the United States or any other jurisdiction and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
3.05
Acquisition for Own Account. The Purchaser is acquiring its entire beneficial ownership interest in the Securities for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor for investment purposes and not with a view towards any distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws of the United States or any other jurisdiction. The Purchaser has not been formed for the specific purpose of acquiring the Securities.
3.06
No General Solicitation. Such Purchaser did not learn of the investment in the Securities as a result of any advertising or, to its knowledge, general solicitation, within the meaning of the 1933 Act. The purchase of the Securities by the Purchaser has not been solicited by or through anyone other than the Company or, on the Company’s behalf, Citigroup Global Markets, Inc., Cantor Fitzgerald & Co., William Blair & Company, L.L.C. and Oppenheimer & Co. Inc (together, the “Placement Agents”), who have been engaged as co-placement agents for the offering of the Securities.
3.07
Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser is a sophisticated institutional investor, experienced in investing in private placement transactions and having such knowledge and experience in financial and business matters as to be capable of evaluating investment merits and risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its prospective investment in the Securities and participation in the transactions contemplated by this Agreement, and has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser has exercised independent judgment in evaluating its participation in the purchase of the Securities and is able to bear the economic and other risks of an investment in the Securities including but not limited to loss of the Purchaser’s entire investment therein.
3.08
Accredited Investor. The Purchaser is (i) a qualified purchaser (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended), (ii) a qualified institutional buyer (as defined in Rule 144A of the 1933 Act), and/or (iii) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the 1933 Act, and satisfies any private placement requirements applicable in any non-U.S. jurisdiction where the Securities may be offered (“Applicable Non-U.S. laws”). Accordingly, the Purchaser understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Such Purchaser is an institutional account as defined in FINRA Rule 4512(c). Accordingly, such Purchaser also understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
3.09
Restricted Securities. The Purchaser understands that the Securities have not been registered under the securities laws of the United States or any other jurisdiction, are being offered for resale in transactions not requiring registration under the 1933 Act, and that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that, under such laws and applicable regulations, unless so registered, such Securities may not be resold or transferred in the United States or otherwise except in compliance with the registration requirements of the 1933 Act or any other applicable securities laws (or pursuant to any exemption therefrom or in a transaction not subject thereto), and the restrictions on transfer set forth in the definitive documentation for the transactions contemplated by this Agreement.
3.10
Review and Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax and investment advisors as it, in such Purchaser’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences, and on the Purchaser’s own sources of information and advisors with respect to all tax matters, and not on any statements or representations of the Company (other than the representations and warranties in this Agreement), the Placement Agents or any of their respective agents, and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser has conducted its own investigation of the Company and the Securities and has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Securities or the offer and sale of the Securities, and has (i) received, reviewed and understood the offering materials as it deems necessary to make its decision to purchase the Securities, including financial and other information made available to it in connection with the Securities, the Company and the transactions contemplated by the Agreement and (ii) had the opportunity to ask questions of and receive answers from the Company directly, including and as it deems necessary to make its decision to purchase the Securities with respect to the financial information, the Securities, the Company and the transactions contemplated by the Agreement. Based on such information as the Purchaser deemed appropriate and without reliance upon the Placement Agents, the Purchaser has independently made its own analysis and decision to purchase the Securities.
3.11
Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on the Schedule of Purchasers, or as otherwise noted on the Schedule of Purchasers.
3.12
Disclosure of Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. The Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below. Notwithstanding the foregoing or anything else to the contrary contained herein, neither the due diligence investigation conducted by the Purchaser in connection with making its decision to purchase the Securities nor any representation or warranty made by the Purchaser herein shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports, taking into account any cautionary statements with respect to forward-looking statements, risk factors, and other disclaimers.
3.13
No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser, the purchase of the Securities in accordance with their terms and the consummation by the Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under this Agreement.
3.14
Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Furthermore, in the case of a Purchaser whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
Section 4.
Representations and Warranties by the Company. Except as set forth in the SEC Reports prior to the Effective Date and only as and to the extent disclosed therein, the Company represents and warrants to the Purchasers that:
4.01
Absence of Changes. Since December 31, 2024, the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations, and transactions related thereto) and (i) there has not been any Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company is not, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at Closing, will not be Insolvent (as defined below). For purposes of this Section 4.01, “Insolvent” means, with respect to any Person, (w) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness,

(x) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (y) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (z) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
4.02
Organization and Good Standing of the Company. The Company is a corporation duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority (i) to conduct its business in all material respects in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used in all material respects and (iii) to perform its obligations under all contracts by which it is bound in all material respects. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
4.03
Subsidiaries. Except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company does not have any subsidiaries and does not otherwise own any shares of capital stock or any interest in any other person. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity, except as set forth on such Exhibit 21.1.
4.04
Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, there were (i) 9,920,643 shares of Common Stock issued and outstanding and (ii) no shares of preferred stock issued and outstanding. As set forth in the SEC Reports as of the date set forth therein, all of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Reports, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights (including a rights distribution under any “poison pill” plan or similar arrangement). Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding.
4.05
Validity; Valid Issuance of Securities. The Company has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company have been (or upon delivery will have been) duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery by Purchaser, this Agreement and the Registration Rights Agreement constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Common Shares are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities laws or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities laws or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law.
4.06
Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Reports, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries are in compliance with such leases, except as would not result in a Material Adverse Effect.
4.07
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 hereof, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity (as defined below) is required on the part of the Company in connection with the execution and delivery of, or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of a Listing of Additional Shares notification form with the Trading Market and (ii) filings pursuant to applicable state securities laws, which have been made or will be made in a timely manner.
4.08
Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, or would not reasonably be expected to, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, or would not reasonably be expected to, result in a Material Adverse Effect. The execution, delivery and the performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (2) result in any violation of the provisions of the certificate of incorporation, by-laws or similar organizational document of the Company or any of its subsidiaries or (3) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (1) and (3), for such violations as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.
4.09
Absence of Proceedings. There is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would have or reasonably be expected to have a Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Company or any of its subsidiaries
4.10
Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect.
4.11
Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Entity in a jurisdiction where the Company does not file tax returns that the Company is subject to taxation by that jurisdiction. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not have or reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not have or reasonably be expected to have a Material Adverse Effect.
4.12
Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have or reasonably be expected to have a Material Adverse Effect. The Company has not been denied any material insurance coverage that it has sought or for which it has applied.
4.13
Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.14
SEC Reports. The Company has timely filed all SEC Reports required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act for the two years preceding the date of this Agreement. The SEC Reports, at the time they were filed with the Commission, (i) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
4.15
Regulatory Matters. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action; and (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).
4.16
Compliance With Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.
4.17
Financial Statements. The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. Except as disclosed in the SEC Reports (including in the financial statements included therein) and the obligations and fees incurred in connection with the transactions described herein, the Company has not incurred any liabilities, contingent or otherwise, other than those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
4.18
Independent Accountants. The accountants who certified the audited consolidated financial statements of the Company included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated thereunder, and the Public Company Accounting Oversight Board.
4.19
Internal Control over Financial Reporting; Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. To the knowledge of the Company, other than as disclosed in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
4.20
Contracts.
(a)
Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the 1934 Act and the rules and regulations of the Commission promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.
(b)
The Material Contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary, enforceable by and against the Company and its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws. Neither the Company nor, to the knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any of the Material Contracts. Neither the Company nor, to the knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any of the Material Contracts. To the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company, or, to the knowledge of the Company, any other party thereto, and, as of the date of this Agreement, the Company has not received written notice of the foregoing or from the counterparty to any Material Contract (or, to the knowledge of the Company, any of such counterparty's Affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).
4.21
Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights (including rights in software), and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) used by or necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the SEC

Reports and, to the knowledge of the Company, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other Person. Neither the Company nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other Person. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property owned or used by the Company or its subsidiaries misappropriates the trade secrets or confidential information of any Person, or violates any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Intellectual Property owned or exclusively licensed by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business), except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property.
4.22
Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability, continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (ii) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined in Section 4.23). To the knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect, during the past three (3) years, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data.
4.23
Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security Laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including, in each case to the extent applicable, HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, materially comply with, and take reasonable steps designed to ensure material compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since January 1, 2022 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third party vendors and representatives where such notice is required by Privacy Laws. None of the disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.
4.24
Employee Relations. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the knowledge of the Company, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.
4.25
ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any material liability; neither the Company nor any of its subsidiaries has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any of its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
4.26
Environmental Laws. The Company and each of its subsidiaries are in compliance with and since January 1, 2024 have complied with all applicable environmental laws, which compliance includes the possession by the Company of all permits and other governmental authorizations required under applicable environmental laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received since January 1, 2024, any written notice or other communication (in writing or otherwise), whether from a Governmental Entity or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with or has liability pursuant to any applicable environmental laws and, to the knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s or any of its subsidiaries’ compliance in any material respects with any applicable environmental laws, except where such failure to comply or such liability would not reasonably be expected to have a Material Adverse Effect.
4.27
Transactions with Affiliates. To the knowledge of the Company, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.
4.28
No Additional Agreements. The Company does not have any agreement with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement and, for the avoidance of doubt, does not have any agreement with any Purchaser on terms (economic or otherwise) more favorable to such Purchaser than as set forth in this Agreement.
4.29
Private Placement. None of the Company, its subsidiaries or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the issuance and sale of the Securities is exempt from registration under the 1933 Act.

4.30
No Directed Selling Efforts or General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising, and neither the Company nor, to the Company’s knowledge, any person acting on its behalf offered any of the Securities in a manner involving a public offering under, or in a distribution in violation of, the 1933 Act or any state securities laws.
4.31
No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3 hereof, none of the Company, its subsidiaries nor, to the Company’s knowledge, any of its or their Affiliates or any Person acting on its or their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) of the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.
4.32
Trading Market Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “KRRO”. Except as disclosed in the SEC Reports, the Company has not, in the previous 12 months, received, nor is there any reasonable basis for, (i) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of the Trading Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. Except as disclosed in the SEC Documents, the Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.
4.33
Brokers. Other than the Placement Agents, there is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any broker, investment banker, financial advisor, finder or other Person that has been retained by or is authorized to act on behalf of the Company for fees of a type contemplated in this Section 4.33 that may be due in connection with the transactions contemplated by this Agreement.
4.34
Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any non-U.S. or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption Law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the Company’s knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
4.35
Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
4.36
OFAC. Neither the Company nor its subsidiaries nor any of their respective Affiliates, directors, officers, nor to the Company’s knowledge, any agent or employee of the Company or its subsidiaries is subject to any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country- or territory-wide OFAC sanctions (currently, Iran, Syria, Cuba, North Korea, the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).
4.37
Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
4.38
Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, and that the obligations of each Purchaser under this Agreement and the Registration Rights Agreement are several and not joint. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and Registration Rights Agreement and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the this Agreement and the Registration Rights Agreement has been based solely on the independent evaluation by the Company and its representatives.
4.39
No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any subsidiary has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise, and has taken no action that would directly or indirectly violate Regulation M under the 1934 Act.
4.40
Reliance by Purchasers. The Company acknowledges that each Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth in this Agreement.
Section 5.
Covenants.
5.01
Further Assurances. At or prior to Closing, each party agrees to cooperate and generally do such reasonable acts and things in good faith as may be necessary to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement and effectuate the intents and purposes of this Agreement subject to the terms and conditions hereof.
5.02
Disclosure of Transactions and Other Material Information. The Company shall on or before 9:00 a.m., New York City time, on the Business Day immediately following the date of this Agreement (or if this Agreement is executed between midnight and 9:00 a.m., New York City time, on any Business Day, no later than 9:01 a m. on the date the Agreement is executed) (the “Disclosure Time”), issue one or more press releases and/or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”)

disclosing all material terms of the transactions contemplated hereby and any other material nonpublic information that the Company or its officers, directors, employees, agents, including, without limitation, the Placement Agents, or any other person acting at the direction of the Company has provided to the Purchasers in connection with the transactions contemplated by this Agreement prior to the filing of the Disclosure Document. The Company represents and warrants that, from and after the issuance of the Disclosure Document, no Purchaser shall be in possession of any material, nonpublic information received from the Company or its officers, directors, employees, agents, without limitation, the Placement Agents, or other person acting at its direction. In addition, effective upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents, on the one hand, and any Purchaser or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. From and after the issuance of the Disclosure Document, neither the Company nor its officers, directors, employees, agents, including, without limitation, the Placement Agents, or any other Person acting at their direction or on their behalf shall provide any material, nonpublic information to any Purchaser, unless otherwise specifically agreed in writing by such Purchaser. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not, and shall cause its officers, directors, employees and agents, including, without limitation, the Placement Agents, not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (including by e-mail) of such Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of the Trading Market or (C) to the extent such disclosure contains only information previously approved in accordance with this Section 5.02, and in the case of any disclosure made pursuant to clause (ii), the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review the applicable portion of such filing. The Company understands and confirms that the Purchasers and their respective Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.
5.03
Expenses. Other than as set forth on Schedule 5.03, the Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.
5.04
Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.
5.05
Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.
5.06
Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.
5.07
Listing. The Company shall use commercially reasonable efforts to prepare and file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Trading Market. The Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on the Trading Market and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange.

5.08
Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
5.09
Subsequent Equity Sales. From the date hereof and continuing to and including the date on which a registration statement with respect to the resale of all of the Securities is effective (the “Restricted Period”), the Company shall not, and shall not cause or direct any of its affiliates to (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock, or (B) file with the Commission a registration statement under the 1933 Act relating to any shares of Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock, except (i) pursuant to the terms of the Registration Rights Agreement, (ii) one or more Registration Statements on Form S-8 under the 1933 Act to register the offer and sale of securities in connection with any employee benefit plan described in the SEC Reports, and (iii) filing post-effective amendments or prospectus supplements to the Registration Statement that is effective prior to the date of this Agreement. Notwithstanding anything to the contrary contained herein, the foregoing restrictions shall not apply to (a) the Securities to be issued and sold pursuant to this Agreement, (b) any shares of Common Stock or any securities or other awards (including without limitation options, restricted stock or restricted stock units) convertible into, exercisable for, or that represent the right to receive, shares of Common Stock pursuant to any stock option or equity incentive or employee stock purchase plan in effect on the date hereof and described in the SEC Reports or otherwise in equity compensation arrangements described in the SEC Reports that are in effect as of the date hereof, (c) any shares of Common Stock issued upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date hereof and described in the SEC Filings that are in effect as of the date hereof, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (d) any shares of Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock issued in connection with any bona fide acquisition, licensing, commercialization, joint venture, technology transfer or development collaboration agreement with an unaffiliated third party and not principally for capital raising purposes, provided, that the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to clause (d) shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the issuance and sale of the Securities to be sold pursuant to this Agreement.
5.10
Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants.
5.11
Indemnification of Purchasers. Subject to the provisions of this Section 5.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, investment advisers or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Registration Rights Agreement or (ii) any Action instituted against a Purchaser in any capacity, or any Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by this Agreement or the Registration Rights Agreement (unless such Action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or the Registration Rights Agreement, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities Laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or may give rise to a claim or the commencement of any Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 5.11, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event of the circumstances described in the foregoing clause (iii), if the Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned or to the extent fees or costs incurred pursuant to this Section 5.11 are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the Registration Rights Agreement. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
Section 6.
Conditions of Closing.
6.01
Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, unless otherwise waived by such Purchaser solely as to itself.
(a)
Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Effective Date, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) to the extent expressly made as of an earlier date in which case as of such earlier date and (ii) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects).
(b)
Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.
(c)
Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate, in form and substance reasonably acceptable to the Purchasers, certifying that the conditions specified in Sections 6.01(a), 6.01(b), 6.01(d), 6.01(f), 6.01(g), 6.01(j), and 6.01(k)of this Agreement have been fulfilled.

(d)
Qualification under Securities Laws; Consents. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement. The Company shall have obtained in a timely fashion any and all other consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including the waiver of any applicable registration rights that could affect the rights of the Purchasers under this Agreement), all of which shall be and remain so long as necessary in full force and effect.
(e)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate, in form and substance reasonably acceptable to the Purchasers (such consent not to be unreasonably withheld, conditioned or delayed), certifying (i) the certificate of incorporation and bylaws of the Company, (ii) authorization of the Board of Directors (including through a duly formed committee thereof) of the Company approving this Agreement and the transactions contemplated under this Agreement and (iii) as to certificates evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware and in the Commonwealth of Massachusetts issued by the Secretary of the Commonwealth of Massachusetts, each as of a date within five Business Days of the Closing Date.
(f)
Listing Requirement. The Company’s Common Stock shall be listed on the Trading Market and such listing shall not have been suspended, as of the Closing, by the Commission or the Trading Market. The Company shall have filed the Notification Form: Listing of Additional Shares for the listing of the Shares with the Trading Market, and the Trading Market shall have raised no objection to such notice and the transactions contemplated hereby.
(g)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
(h)
Registration Rights Agreement. The Company shall have delivered the fully executed Registration Rights Agreement.
(i)
Opinion of Company Counsel. The Purchasers shall have received from Goodwin Procter LLP, counsel for the Company, an opinion, dated as of the Closing, in the form agreed between the Company and the Purchaser Majority.
(j)
Financing Amount. The Company shall receive at Closing the Financing Amount.
(k)
No Material Adverse Effect. Since the Effective Date, no Material Adverse Effect shall have occurred.
6.02
Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.
(a)
Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the Effective Date and true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case shall representations and warranties shall be true and correct in all material respects as of such earlier date).
(b)
Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)
Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.
(d)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
Section 7.
Transfer Restrictions; Restrictive Legend.
7.01
Transfer Restrictions. Each Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by a customary certificate and/or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or is exempt from the registration requirements of the 1933 Act, including under Rule 144. It is understood that the certificates evidencing the Securities may bear the following legend:

“THESE SECURITIES [INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.”

7.02
Removal of Legends. The Company shall, subject to receipt by the Company from a Purchaser of the documentation in the forms attached hereto as Exhibits C-1 and C-2, remove all restrictive legends on such Purchaser’s Shares, including the legend set forth in Section 7.01 above, once a registration statement covering the resale of the such Shares is declared effective, and the Company shall, upon request of such Purchaser or the Transfer Agent, provide an opinion of counsel permitting such removal. Further, the Company shall remove all restrictive legends, including the legend set forth in Section 7.01 above, following any sale of such Shares pursuant to Rule 144 or any other applicable exemption from the registration requirements of the 1933 Act or pursuant to an effective registration statement. Without limiting the foregoing, upon request of the Purchaser following such sale, subject to receipt by the Company of customary documentation (which shall not include a legal opinion), the Company shall within the earlier of (x) two (2) Trading Days and (y) the Standard Settlement Period, cause the legend to be removed from any book-entry statements for any Shares in accordance with the terms of this Agreement. Upon the removal of restrictive legends pursuant to this Section 7.02, the Company shall deliver, or cause to be delivered, to any Purchaser new book-entry statements representing the Shares that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to such Purchaser’s account. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
7.03
Furnishing of Information. In order to enable the Purchasers to sell the Securities or Pre-Funded Warrant Shares under Rule 144, until such time as Purchaser may sell the Securities or Pre-Funded Warrant Shares without limitation under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act and, if during such period, the Company is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities or Pre-Funded Warrant Shares under Rule 144. For the purposes of this Section 7.3, any reports filed through EDGAR shall be deemed having been furnished to the Purchasers and made publicly available.
Section 8.
Definitions. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Commission.

“Financing Amount” means $84,996,839.20.

“Material Adverse Effect” means any change, condition, event, circumstance, occurrence, result, state of facts or development that has or would reasonably be expected to have a materially adverse effect on the business, financial condition, general affairs, management, assets, liabilities, operations, results of operations, stockholders’ equity or financial performance of the Company and its subsidiaries, taken as a whole, or on the ability or legal authority of the Company to timely perform its obligations under and to consummate the transactions contemplated by this Agreement, including the issuance and sale of the Securities; provided, however, that any such change resulting from the public announcement of this Agreement or the transactions contemplated hereby shall not be deemed to constitute a Material Adverse Effect.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” means an amount equal to (i) $11.11 per Common Share and (ii) $11.109 per Pre-Funded Warrant.

“Purchaser Majority” means, prior to the Closing, the Purchasers committed to purchase at least a majority the Securities, and, following the Closing, the Purchasers who hold at least a majority of the Securities still held by the Purchasers.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit B, to be entered into at the Closing among the Company and each Purchaser.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

“SEC Reports” means the reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the 1934 Act and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the 1934 Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the applicable request.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 150 Royall St., Canton, MA 02021, and any successor transfer agent of the Company.

Section 9.
Miscellaneous.
9.01
Waivers and Amendments. Neither this Agreement, nor any provision hereof, may be changed, waived, amended or modified orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchaser Majority, provided that, (a) if any, change, waiver, amendment, modification disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or each Purchaser in such group of Purchasers) shall be required and (b) the consent of each Purchaser shall be required for any change in the Purchase Price or applicable Purchaser’s Subscription Amount, any change in the type of security to be issued to Purchasers at Closing, or the amendment or waiver of Section 9.13 or of any of the closing conditions set forth in Sections 6.01(a), 6.01(f), 6.01(j) or 6.01(k). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
9.02
Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers.

if to the Company:
Korro Bio, Inc.
60 First Street, 2nd Floor
Suite 250
Cambridge, MA 02141
Attention: Ram Aiyar, Chief Executive Officer

with a copy to (which shall not constitute notice):
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Kingsley Taft, Marianne Sarrazin

or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.02.

9.03
Cumulative Remedies. None of the rights, powers or remedies conferred upon each Purchaser, on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
9.04
Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the Purchasers may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, (i) assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement as a Purchaser hereunder and makes the same representations and warranties set forth in Section 3 hereof) or (ii) assign its rights hereunder to a transferee of its Securities following the Closing (other than with respect to transfers pursuant to the Registration Statement or Rule 144) (provided each such assignee agrees to be bound by the terms of this Agreement applicable to the Purchaser). The Company may not assign its rights or obligations hereof without the consent of the Purchaser Majority. This Agreement shall not inure to the benefit of or be enforceable by any other person.
9.05
Exculpation of Placement Agents. Each Purchaser, individually and not jointly, represents and warrants and agrees for the express benefit of each of the Placement Agents, its affiliates and its representatives that:
(a)
Each of the Placement Agents is acting solely as a placement agent to the Company in connection with the sale of the Securities and is not acting as an underwriter in any other capacity and is not and shall not be construed as a financial advisor or as a fiduciary for the Purchaser, the Company, or any other person or entity in connection with the issue and purchase of the Securities or the transactions contemplated by this Agreement.
(b)
No Placement Agent or any of their respective directors, officers, employees, representative, controlling persons and affiliates (i) shall be liable for any improper payment made in accordance with the information provided by the Company, (ii) has prepared any disclosure or offering document in connection with the offer and sale of the Securities by the Placement Agents or their respective affiliates, (iii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any advice or recommendation to the Purchasers in connection with the transactions contemplated by this Agreement, (iv) shall have responsibility with respect to the accuracy, completeness or adequacy of any information supplied to them by the Company, (v) has any responsibilities with respect to any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by the Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, accuracy, completeness, value, genuineness, legality, validity or enforceability (with respect to any person) or any thereof, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Registration Rights Agreement, or in connection with any of the transactions contemplated by such agreements, including any valuation, offering or marketing materials, or any omissions from such materials; (vi) shall be liable for the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement, (vii) shall be liable or have any obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise to the Purchaser or to any person claiming through the Purchaser in connection with the offering of the Securities and the transactions contemplated by this Agreement, except, in each case, resulted solely from such Placement Agent’s own gross negligence, willful misconduct or bad faith as determined in a final non-appealable judgement by a court of competent jurisdiction.
(c)
The Placement Agents, their respective affiliates and their respective representatives shall be entitled to (x) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.
9.06
Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
9.07
Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. IN ANY ACTION OR PROCEEDING BETWEEN ANY OF THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, EACH OF THE PARTIES: (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN

ACCORDANCE WITH CLAUSE (A) OF THIS SECTION 9.07, (C) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (D) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY, (E) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.02 OF THIS AGREEMENT AND (F) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.
9.08
Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 and the agreements and covenants set forth in Sections 5 and 9 shall survive the Closing for the applicable statute of limitations (unless such covenant or agreement terminates earlier in accordance with its terms), which shall not be extended by Section 8106(c) of Title 10 of the Delaware Code or any similar law. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
9.09
Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
9.10
Entire Agreement. This Agreement, together with the Registration Rights Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
9.11
Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
9.12
Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to Purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, material, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company that may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the 1934 Act), and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
9.13
Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) upon the mutual written agreement of the Company and each Purchaser (with respect to itself) or (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 of this Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Agreement are not consummated. Nothing in this Section 9.13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Registration Rights Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the Registration Rights Agreement. In the event of a termination pursuant to this Section 9.13, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 9.13, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under this Agreement or the Registration Rights Agreement as a result therefrom.
9.14
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that each of the Placement Agents will be entitled to rely, as an express third-party beneficiary, on the representations and warranties of the Purchasers and the Company set forth in Section 3 and Section 4 hereof, the covenants set forth in Section 5 hereof and Sections 9.04, 9.05, 9.08, 9.09, 9.10, 9.11, 9.12 and 9.13 hereof.
9.15
Arm’s Length Transactions. The Company acknowledges and agrees that (i) the transactions described in this Agreement are an arm’s-length commercial transaction between the parties, (ii) the Purchasers have not assumed nor will they assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement, (iii) any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the transactions described in this Agreement is merely incidental to such Purchaser’s purchase of its Securities, and (iv) the Company’s decision to enter into this Agreement and the Registration Rights Agreement has been based solely on the independent evaluation by the Company and its representatives.
9.16
Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.
9.17
Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to this Agreement or a Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.18
Adjustments in Share Numbers and Price. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference herein to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Signature pages follow]

SCHEDULE OF PURCHASERS

[Intentionally Omitted]

Exhibit A

Form of Pre-Funded Warrant

[Intentionally Omitted]

Exhibit B

Form of Registration Rights Agreement

[Intentionally Omitted]

Exhibit C-1

Form of Holder Rep Letter

[Intentionally Omitted]

Exhibit C-2

Form of Broker Rep Letter

[Intentionally Omitted]

Schedule 5.03

[Intentionally Omitted]